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Exhibit 99.2

Please See Below for Three Easy Ways to Authorize a Proxy

Hanover Capital Mortgage Holdings, Inc.

This proxy is solicited on behalf of the Board of Directors
for the Special Meeting of Stockholders to be held on April 15, 2009.

P R O X Y	The undersigned stockholder of Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "Company"), hereby appoints John A. Burchett and Irma N. Tavares, or either of them of them, as proxies for the undersigned, with full powers of substitution in each of them, to attend the Special Meeting of Stockholders of the Company to be held at 10 a.m., Eastern Time, on April 15, 2009, or at any adjournment or postponement thereof (the "Special Meeting"), to cast on behalf of the undersigned all of the votes that the undersigned is entitled to cast at the Special Meeting and to otherwise represent the undersigned at the Special Meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby revokes all proxies heretofore given with respect to the Special Meeting.

The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the proposals listed in Items 1, 2, 3, 4, 5 and 6. The votes entitled to be cast by the undersigned will be cast in the discretion of the named proxies on any other matter that may properly come before the Special Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
EACH OF THE PROPOSALS LISTED IN ITEMS 1, 2, 3, 4, 5 and 6.

THREE WAYS TO AUTHORIZE YOUR PROXY

You may use your telephone or the Internet to authorize and instruct the named proxies to cast all of the votes you are entitled to cast in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of authorizing your proxy, 24 hours a day, 7 days a week.

TELEPHONE AUTHORIZATION	INTERNET AUTHORIZATION	AUTHORIZATION BY MAIL
This method of authorizing your proxy is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE [000-000-0000], 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your proxy will be confirmed and your vote will be cast as you have directed. Available 24 hours a day, 7 days a week until [ ] Eastern Time on , [ ], 2009.	Visit the Internet Web site at [http://]. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until [ ] Eastern Time on , [ ], 2009.	Simply sign and date your proxy card and return it in the postage-paid envelope to [ ]. If you are authorizing your proxy by telephone or the Internet, please do not mail your proxy card.

(Important—To be signed and dated on reverse side)

V  COMPLETE AND RETURN USING THE ENVELOPE PROVIDED
ONLY IF YOU ARE AUTHORIZING YOUR PROXY BY MAIL  V

Special Meeting Proxy Card

☒	Using a black ink pen, mark your proxy as shown in this example

1.	To approve the Second Amended and Restated Agreement and Plan of Merger, dated February 6, 2009 ("Merger Agreement"),among the Company, Walter Industries, Inc., JWH Holding Company, LLC and Walter Investment Management LLC ("Spinco") and the merger of Spinco into the Company and the other transactions contemplated by the Merger Agreement, including the issuance of common stock of the surviving corporation in connection with the merger.		FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To approve all of the Company's proposed charter amendments in Proposals 2a. through 2h.		FOR ☐	AGAINST ☐	ABSTAIN ☐
OR
You may vote to approve the following amendments individually in connection with the amendment and restatement of the Company's charter to.
a.	reduce the stockholder vote required to amend certain provisions relating to restrictions on transfer and ownership of stock;	a.	☐	☐	☐
b.	permit the board of directors to terminate the Company's REIT status without stockholder approval;	b.	☐	☐	☐
c.	eliminate the stockholders' power to amend the bylaws;	c.	☐	☐	☐
d.	modify provisions relating to stockholder action by written or electronic consent;	d.	☐	☐	☐
e.	eliminate excess stock;	e.	☐	☐	☐
f.	eliminate appraisal rights of the Company's stockholders except under certain limited circumstances;	f.	☐	☐	☐
g.	modify the restrictions on transfer and ownership of the Company's stock; and	g.	☐	☐	☐
h.	make certain other amendments to the Company's charter.	h.	☐	☐	☐
3.	To approve the issuance of the Company's common stock pursuant to the exchange agreement, as amended, among the Company, Amster Trading Company and Ramat Securities, Ltd.		FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	To approve an amendment to the Company's 1999 Equity Incentive Plan to increase the total number of shares of the Company's common stock that may be issued thereunder from 550,710 to 3,000,000.		FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	To approve the 2009 Long-Term Equity Incentive Plan of the Company.		FOR ☐	AGAINST ☐	ABSTAIN ☐
6.	Any motion properly brought before the Special Meeting to adjourn the Special Meeting to a later date to solicit additional proxies in favor of any or all of the foregoing proposals.		FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus for the Special Meeting dated [ ], 2009, the terms of which are incorporated herein by reference.
Signature
Signature
Title
Date

Please sign exactly as name appears below and date. If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, or in any representative capacity, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

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  Exhibit 99.2